FIRST AMENDMENT TO MERGER AGREEMENT


         THIS FIRST AMENDMENT TO MERGER AGREEMENT dated January __, 1998, by and among METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation ("Parent"), METCARE VI, INC., a Florida corporation and a wholly-owned subsidiary of Parent ("Parent Sub"), and TRIDENT MEDICAL CONCEPTS, INC., a Delaware corporation ("Trident").

                                    RECITALS

         WHEREAS, the parties have entered into a Merger Agreement dated as of November 26, 1997 (the "Merger Agreement") and have agreed to amend certain provisions of the Merger Agreement as set forth below.

         NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties intending to be legally bound, agree as follows:

         1. The provisions of this First Amendment shall govern and control over any conflicting or inconsistent provisions in the Merger Agreement, but except as modified hereby, all provisions of the Merger Agreement remain unmodified and in full force and effect and are hereby reaffirmed by each of the parties hereto. Unless otherwise defined herein, all capitalized terms shall have the meanings as provided therefor in the Merger Agreement.

         2. Clause (iii) of Section 6.5 of the Merger Agreement is amended as follows:

                           (iii) No Trident Preferred Shareholder shall directly
or indirectly offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their Shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest until one (1) year from the Effective Time of the Merger.

         3. Section 8.1(d) of the Merger Agreement is amended as follows:

                  (d) by either Parent or Trident, if the Merger shall not have been consummated before January 31, 1998; provided, however, that this Agreement may be extended by written notice of either Parent or Trident to a date not later than February 10, 1998 after the date hereof, if the Merger shall not have been consummated as a result of Trident or Parent having failed to receive all required approvals or consents ^with respect to the Merger or as a result of the entering of an Order; provided, however, that the right to terminate this Agreement under this Paragraph 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date.

         4. Each party represents and warrants the other as follows:

                  (a) The execution, delivery and performance of this First Amendment

                           (i) has been duly authorized by all necessary or
appropriate acts or proceedings, corporate or otherwise; and

                           (ii) does not violate or result in a breach or
default under any contract, understanding judgment, order writ, law regulation that is applicable to the representing party for its assets.

                  (b) This First Amendment is a valid legal and binding obligation and agreement of the representing party, and is enforceable against it in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Merger Agreement this 13 day of January, 1998.

PARENT:

METROPOLITAN HEALTH NETWORKS, INC.


By:/s/ Noel J. Guillama
   -----------------------------
   Name: Noel J. Guillama
   Title: President


PARENT SUB:                                  TRIDENT:

METCARE VI, INC.                             TRIDENT MEDICAL CONCEPTS, INC.


By:/s/ Noel J. Guillama                      By: /s/ Anthony J. Gigliotti
   -----------------------------                 ------------------------------
   Name: Noel J. Guillama                         Name: Anthony J. Gigliotti
   Title: President                               Title: President


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